UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

Apollo Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 5, 2012, Apollo Investment Corporation (the “Company”) reconvened its 2012 annual meeting of stockholders (the “Annual Meeting”), which was adjourned on August 7, 2012 to permit additional time to solicit stockholder votes for the third proposal described in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 25, 2012 (the “Proxy”). At the reconvened Annual Meeting, the Company’s stockholders approved the second proposal described in the Proxy. As of June 13, 2012, the record date, 202,891,351 shares of common stock were eligible to vote.

Proposal 3: The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share, subject to certain limitations (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale). The proposal was approved pursuant to the voting results set forth below:

FOR	AGAINST	ABSTAIN
103,624,061	32,446,972	1,620,348

Broker Non-Vote 20,349,501 shares

The vote on the above proposal, adjusted for 40,012,935 Affiliated Shares, was as follows:

FOR	AGAINST	ABSTAIN
83,847,536	12,210,562	1,620,348

Broker Non-Vote 20,349,501 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Secretary

Date: September 6, 2012